Exhibit 99.1

FOR IMMEDIATE RELEASE
Casey’s General Stores, Inc.
One SE Convenience Blvd
Ankeny, IA 50021

Casey's Posts Record First Quarter Financial Results
Ankeny, IA, September 8, 2020 - Casey’s General Stores, Inc. ("Casey's" or the "Company") (Nasdaq symbol CASY) one of the leading convenience store chains in the United States, today announced financial results for the three months ended July 31, 2020.

First Quarter Key Highlights

•Diluted earnings per share of $3.24 compared to $2.31 for the same period a year ago, an increase of 40.3%.
•Fuel gross profit increased 39% driven by a fuel margin of 38.2 cents for the quarter versus 24.4 cents in the prior-year. Same-store gallons sold decreased 14.6% in the first quarter compared to the prior year.
•Inside same-store sales were approximately flat for the quarter with an average margin of 39.6%. Digital revenue grew 162% in the quarter.
•Casey’s Rewards exceeded 2.5 million members, a 25% increase from April 30, 2020.
•Liquidity remains strong with approximately $572 million available. $569 million in debt was refinanced to 2030 and 2032.

“Throughout the first quarter, Casey’s demonstrated the ability to both safely serve our communities and guests through a constantly changing environment and deliver strong results,” said President and CEO Darren Rebelez. “Sales volumes improved this quarter, combined with solid fuel margin execution and disciplined operating expense control, resulting in 40% growth in diluted earnings per share. Casey's continues to execute on our strategic plan, including investment in the guest experience with new digital capabilities to engage our guests today, and down the road.”

Earnings

	Three Months Ended July 31,
	2020	2019
Net income (in thousands)	$120,592	$85,815
Diluted earnings per share	$3.24	$2.31
Adjusted EBITDA (in thousands)	$237,755	$186,372

Net income, diluted EPS, and Adjusted EBITDA (reconciled later in the document) in the first quarter were significantly greater than prior year due to higher fuel gross profit, partially offset by a slight decline in inside gross profit.

Fuel

	Three Months Ended July 31,
	2020	2019
Fuel gallons sold (in thousands)	549,508	619,084
Same-store gallons sold decrease	(14.6)%	(2.0)%
Fuel gross profit (in thousands)	$210,030	$150,989
Fuel margin (cents per gallon, excluding credit card fees)	38.2 ¢	24.4 ¢

Same-store gallons sold were adversely impacted by COVID-19 and lower guest traffic, though these eased throughout the quarter. Fuel gross profit benefited from a higher fuel margin driven in part by the Company's centralized retail pricing strategy and procurement improvements.

Inside

	Three Months Ended July 31,
	2020	2019
Inside sales (in thousands)	$1,002,627	$983,795
Inside same-store sales (decrease) increase	(0.4)%	2.7%
Grocery and other merchandise same-store sales increase	3.6%	3.2%
Prepared food and fountain same-store sales (decrease) increase	(9.8)%	1.6%
Inside gross profit (in thousands)	$397,247	$399,465
Inside margin	39.6%	40.6%
Grocery and other merchandise margin	32.2%	31.3%
Prepared food and fountain margin	59.7%	62.2%

Inside same-store sales steadily improved throughout the quarter. Strong performance in alcohol and whole pizza pies were offset by store traffic declines along with restrictions limiting self-serve prepared food items such as bakery and dispensed beverages. These restrictions also caused a product mix shift that adversely impacted inside margin.

Operating Expenses

	Three Months Ended July 31,
	2020	2019
Operating expenses (in thousands)	$386,088	$379,841
Credit card fees (in thousands)	$35,490	$40,382
Same-store operating expense excluding credit card fees (decrease) increase	(5.6)%	2.5%

Operating expenses were up due to operating 53 more stores than this time last year, as well as $15 million in COVID-related expenses, offset by a reduction in store hours and credit card fees.

Expansion

Store Count
Stores at 4/30/2020	2,207
New store construction	9
Closed	(2)
Stores at 7/31/2020	2,214
Liquidity

At July 31st, the Company had approximately $572 million in available liquidity, consisting of approximately $247 million in cash and cash equivalents on hand and $325 million in borrowing capacity on existing lines of credit. On August 10, 2020, the Company completed the refinancing of the $569 million 5.22% notes due August 2020 with the proceeds from $650 million 2.85% and 2.96% senior notes, issued via private placement, maturing August 7, 2030 and August 6, 2032.

Share Repurchase

The Company has $300 million remaining under its existing share repurchase program. There were no repurchases made against that authorization in the first quarter.

Dividend

At its September meeting, the Board of Director declared a quarterly dividend of $0.32 per share. The dividend is payable November 16, 2020 to shareholders of record on November 2, 2020.

Casey’s General Stores, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(Dollars in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended July 31,
	2020	2019
Total revenue	$2,105,021	$2,626,629
Cost of goods sold (exclusive of depreciation and amortization, shown separately below)	1,481,518	2,060,943
Operating expenses	386,088	379,841
Depreciation and amortization	65,820	59,808
Interest, net	13,407	13,721
Income before income taxes	158,188	112,316
Federal and state income taxes	37,596	26,501
Net income	$120,592	$85,815
Net income per common share
Basic	$3.26	$2.33
Diluted	$3.24	$2.31
Basic weighted average shares	36,971,376	36,864,070
Plus effect of stock compensation	270,797	221,852
Diluted weighted average shares	37,242,173	37,085,922

Casey’s General Stores, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	July 31, 2020	April 30, 2020
Assets
Current assets
Cash and cash equivalents	$246,516	$78,275
Receivables	55,647	48,500
Inventories	238,795	236,007
Prepaid expenses	17,133	9,801
Income tax receivable	—	14,667
Total current assets	558,091	387,250
Other assets, net of amortization	70,877	71,766
Goodwill	161,075	161,075
Property and equipment, net of accumulated depreciation of $2,050,737 at July 31, 2020 and $2,037,708 at April 30, 2020	3,308,950	3,323,801
Total assets	$4,098,993	$3,943,892
Liabilities and Shareholders’ Equity
Current liabilities
Lines of credit	$—	$120,000
Current maturities of long-term debt	2,269	570,280
Accounts payable	310,118	184,800
Accrued expenses	210,078	188,348
Income taxes payable	11,451	—
Total current liabilities	533,916	1,063,428
Long-term debt, net of current maturities	1,281,741	714,502
Deferred income taxes	445,365	435,598
Deferred compensation	14,432	13,604
Insurance accruals, net of current portion	20,766	22,862
Other long-term liabilities	51,535	50,693
Total liabilities	2,347,755	2,300,687
Total shareholders’ equity	1,751,238	1,643,205
Total liabilities and shareholders’ equity	$4,098,993	$3,943,892

Casey’s General Stores, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Three months ended July 31,
	2020	2019
Cash flows from operating activities:
Net income	$120,592	$85,815
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	65,820	59,808
Share-based compensation	7,021	7,542
Loss on disposal of assets and impairment charges	340	527
Deferred income taxes	9,767	17,052
Changes in assets and liabilities:
Receivables	(7,147)	(1,698)
Inventories	(2,788)	(474)
Prepaid expenses	(7,332)	(5,476)
Accounts payable	117,756	3,610
Accrued expenses	21,631	(3,699)
Income taxes	27,087	15,054
Other, net	(697)	696
Net cash provided by operating activities	352,050	178,757
Cash flows from investing activities:
Purchase of property and equipment	(45,146)	(101,398)
Payments for acquisition of businesses, net of cash acquired	—	(4,868)
Proceeds from sales of property and equipment	1,695	1,699
Net cash used in investing activities	(43,451)	(104,567)
Cash flows from financing activities:
Repayments of long-term debt	(873)	(905)
Net payments of short-term debt	(120,000)	(25,000)
Proceeds from exercise of stock options	211	2,261
Payments of cash dividends	(11,779)	(10,633)
Tax withholdings on employee share-based awards	(7,917)	(6,476)
Net cash used in financing activities	(140,358)	(40,753)

Net increase in cash and cash equivalents	168,241	33,437
Cash and cash equivalents at beginning of the period	78,275	63,296
Cash and cash equivalents at end of the period	$246,516	$96,733
SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION

	Three months ended July 31,
	2020	2019
Cash paid (received) during the period for:
Interest, net of amount capitalized	$6,882	$6,837
Income taxes, net	45	(6,401)

Noncash investing and financing activities:
Purchased property and equipment in accounts payable	12,890	23,947
Noncash additions from adoption of ASC 842	—	22,635

Summary by Category (Amounts in thousands)
Three months ended 7/31/2020	Fuel	Grocery & Other Merchandise	Prepared Food & Fountain	Other	Total
Revenue	$1,085,981	$731,861	$270,766	$16,413	$2,105,021
Gross profit	$210,030	$235,599	$161,648	$16,226	$623,503
	19.3%	32.2%	59.7%	98.9%	29.6%
Fuel gallons sold	549,508
Three months ended 7/31/2019
Revenue	$1,627,568	$687,918	$295,877	$15,266	$2,626,629
Gross profit	$150,989	$215,453	$184,012	$15,232	$565,686
	9.3%	31.3%	62.2%	99.8%	21.5%
Fuel gallons sold	619,084

Fuel Gallons						Fuel Margin
Same-store Sales						(Cents per gallon, excluding credit card fees)
	Q1	Q2	Q3	Q4	Fiscal Year		Q1		Q2	Q3	Q4	Fiscal Year
F2021	(14.6)%	—	—	—	—	F2021	38.2	¢	—	—	—	—
F2020	(2.0)	(1.8)	(2.0)	(14.7)	(5.1)%	F2020	24.4		22.9	21.7	40.8	26.8	¢
F2019	0.5	(1.1)	(3.4)	(2.8)	(1.7)	F2019	20.5		20.0	22.1	18.6	20.3

Grocery & Other Merchandise						Grocery & Other Merchandise
Same-store Sales						Margin
	Q1	Q2	Q3	Q4	Fiscal Year		Q1	Q2	Q3	Q4	Fiscal Year
F2021	3.6%	—	—	—	—	F2021	32.2%	—	—	—	—
F2020	3.2	3.2	3.5	(2.0)	1.9%	F2020	31.3	33.3	32.9	30.4	32.0%
F2019	3.2	2.7	3.4	5.7	3.6	F2019	32.4	32.4	31.9	31.5	32.1

Prepared Food & Fountain						Prepared Food & Fountain
Same-store Sales						Margin
	Q1	Q2	Q3	Q4	Fiscal Year		Q1	Q2	Q3	Q4	Fiscal Year
F2021	(9.8)%	—	—	—	—	F2021	59.7%	—	—	—	—
F2020	1.6	1.9	2.8	(13.5)	(1.5)%	F2020	62.2	60.9	60.2	60.0	60.9%
F2019	1.7	2.2	1.5	2.0	1.9	F2019	62.0	62.4	62.3	62.2	62.2

RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA
We define EBITDA as net income before net interest expense, income taxes, depreciation and amortization. Adjusted EBITDA further adjusts EBITDA by excluding the gain or loss on disposal of assets as well as impairment charges. Neither EBITDA nor Adjusted EBITDA are considered GAAP measures, and should not be considered as a substitute for net income, cash flows from operating activities or other income or cash flow statement data. These measures have limitations as analytical tools, and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. We strongly encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.
We believe EBITDA and Adjusted EBITDA are useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance and debt service capabilities, and they are regularly used by management for internal purposes including our capital budgeting process, evaluating acquisition targets, and assessing performance.

Because non-GAAP financial measures are not standardized, EBITDA and Adjusted EBITDA, as defined by us, may not be comparable to similarly titled measures reported by other companies. It therefore may not be possible to compare our use of these non-GAAP financial measures with those used by other companies.
The following table contains a reconciliation of net income to EBITDA and Adjusted EBITDA for the three months ended July 31, 2020 and 2019:

(In thousands)	Three months ended July 31,
	2020	2019
Net income	$120,592	85,815
Interest, net	13,407	13,721
Federal and state income taxes	37,596	26,501
Depreciation and amortization	65,820	59,808
EBITDA	$237,415	185,845
Loss on disposal of assets and impairment charges	340	527
Adjusted EBITDA	$237,755	186,372

NOTES:
•Gross Profit is defined as revenue less cost of goods sold (exclusive of depreciation and amortization)
•Inside is defined as the combination of Grocery and Other Merchandise and Prepared Food and Fountain

This release contains statements that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including those related to expectations for future periods, possible or assumed future results of operations, financial conditions, liquidity and needs, the Company’s supply chain, business strategies, growth opportunities, performance at our stores, and the potential effects of COVID-19. There are a number of known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from any future results expressed or implied by those forward-looking statements, including but not limited to the impact and duration of COVID-19 and related governmental actions, as well as other risks, uncertainties and factors which are described in the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as filed with the Securities and Exchange Commission and available on our website. Any forward-looking statements contained in this release represent our current views as of the date of this release with respect to future events, and Casey’s disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

Corporate information is available at this website: https://www.caseys.com. Earnings will be reported during a conference call on September 9, 2020. The call will be broadcast live over the Internet at 9:30 a.m. CST.  To access the call, go to the Events and Presentations section of our website at https://investor.caseys.com/events-and-presentations/default.aspx.  No access code is required.  A webcast replay of the call will remain available in an archived format on the Events and Presentations section of our website at https://investor.caseys.com/events-and-presentations/default.aspx for one year after the call.

Investor Relations Contact:	Media Relations Contact:
Brian Johnson (515) 965-6587	Katie Petru (515) 446-6772